Exhibit 10.4

LEASE EXTENSION AND AMENDING AGREEMENT

THIS AGREEMENT made the 31st day of May, 2016.

BETWEEN:

M&R COMMERCIAL PROPERTIES INC.

(“Landlord”)

OF THE FIRST PART

- and -

PRIORITY FULFILLMENT SERVICES OF CANADA, INC.

(“Tenant”)

OF THE SECOND PART

WHEREAS:

A.

By a lease dated July 14th, 2011 (“Lease”) between M & R Holdings a Joint Venture of Balco Developments Limited, Windley Limited, Ellendale Investments Limited and Overbank Limited as landlord (“Original Landlord”) and Tenant, Original Landlord leased to Tenant premises with a Rentable Area of approximately Thirty Three Thousand Six Hundred and Twenty One (33,621) square feet in the building municipally known as 9133 Leslie Street, Richmond Hill, Ontario(“Premises”), as more particularly described in the Lease, for a term (“Term”) of Five (5) Years and four (4) months, commencing on August 1, 2011 and expiring on November 30, 2016, with one option to extend the Term of the Lease for further term of Five (5) Years;

B.

Landlord is successor in title to the Original Landlord as the Original Landlord transferred the property to the Landlord by transfers registered as Instrument Numbers YR1789641 and YR1789642 on February 29, 2012;

C.

The Tenant did not exercise its five (5) year extension option in the Lease; however, the Landlord and Tenant have agreed to extend the Term of the Lease for a further period of Three (3) Years and Six (6) Months commencing on the 1st day of December, 2016 and expiring on the 31st day of May, 2020, all on the terms and conditions set out below;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the mutual promises hereinafter set forth and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.Confirmation of Recitals

The parties hereto confirm that the foregoing recitals are true in substance and in fact.

2.Extension of Lease

The Term of the Lease is hereby extended for a further period of Three (3) Years and Six (6) Months commencing on the 1st day of December, 2016 and expiring on the 31st day of May, 2020 (“Extension Term”) on the same terms and conditions as contained in the Lease, save and except the annual Basic Rent payable in Section 1(e) of the Lease shall be:

December 1, 2016 to November 30, 2017	$226,941.75 per annum,
$18,911.81 per month,
$6.75 per sq. ft. per annum;

December 1, 2017 to November 30, 2018	$235,347.00 per annum,
$19,612.25 per month,
$7.00 per sq. ft. per annum.

December 1, 2018 to May 31, 2020	$243,752.25 per annum,
$20,312.69 per month,
$7.25 per sq. ft. per annum.

Tenant acknowledges that except as set out below there shall be no further right to extend or renew the Term of the Lease beyond the Extension Term.

All Rent (including Basic Rent and all other amounts payable pursuant to the Lease) shall be payable commencing on the 1st day of December, 2016 and shall continue thereafter at all times throughout the Extension Term without any period during which any such Rent shall not be payable.

3.Amendments to Lease

Section 3 (Option to Extend) of Schedule “C” (Special Provisions) shall be deleted and replaced as follows:

“OPTION TO EXTEND

(a)

Provided Tenant is in occupancy of the Premises and is not in default under the Lease, then, Tenant shall have the option to extend this Lease for one (1) further term of three (3) years from June 1, 2020 to May 31, 2023 (the “Second Extension Term”). Such extension shall be on the same terms and conditions as contained in this Lease, except that: (i) there shall be no further right to extend after the expiry of the Second Extension Term; (ii) the Basic Rent shall be in such amount as set out pursuant to subsection (b) of this section; and (iii) there shall be no further right of extension, or Landlord’s Work or tenant’s allowance or inducement or rent-free period for the Second Extension Term and the Premises shall be accepted by Tenant in “as is” condition at the commencement of such Second Extension Term without Landlord being required to perform any work, provided; however, that Landlord shall not be relieved of its obligations under Section 10.7 or Section 12 of the Lease. Such right to extend shall be exercisable by notice to Landlord by not later than six (6) months prior to the May 31, 2020 expiry of the Extension Term hereof, failing which such right shall be null and void and forever extinguished.

(b)

The Basic Rent for the Second Extension Term shall be at the then prevailing fair market rental rates for similar premises in the surrounding area, having regard to all relevant circumstances including the size, age and location of the Premises, the facilities afforded (excluding the Tenant’s trade fixtures and equipment), the terms of the Lease, the condition of the Premises and the extent and quality of the improvements therein constructed by Landlord, if any, without any regard to any improvements made by or on behalf of Tenant and disregarding any deficiencies in the condition and state of repair of the Premises as a result of Tenant’s failure to comply with its obligations hereunder or under the Lease in respect to the maintenance and repair of the Premises and the use of the Premises. Such rent shall be agreed upon between the parties not later than three (3) months prior to the May 31, 2020 expiry of the Extension Term hereof, failing which such right shall be null and void and forever extinguished.”

4.Security Deposit

The Landlord acknowledges and confirms that the Landlord currently holds Thirty Two Thousand Two Hundred and Ninety Two Dollars and Ninety Eight Cents ($32,292.98) as a Security Deposit pursuant to Section 1 of the Lease. The Tenant has agreed to increase the Security Deposit set out in Section 1 of the Lease to Thirty Six Thousand Two Hundred One Dollars and Thirty Seven Cents ($36,201.37) and the Tenant shall pay the difference of Three

Thousand Nine Hundred Eight Dollars and Thirty Nine Cents ($3,908.39) to the Landlord upon execution of this Lease Extension and Amending Agreement by the Tenant, to be held by Landlord in accordance with the provisions of the Lease.

5.Condition of Premises

Tenant shall accept the Premises in “as is” condition and Landlord shall have no obligation to perform any Leasehold Improvements or other work to the Premises and Landlord shall not be required to pay any allowance or give any inducement in respect thereof, provided; however, that Landlord shall not be relieved of its obligations under Section 10.7 or Section 12 of the Lease.

6.Performance of Covenants

Landlord and Tenant hereby mutually covenant and agree that during the Extension Term they shall perform and observe all of the covenants, provisos and obligations on their respective parts to be performed pursuant to the terms of the Lease, as amended and extended hereby.

7.Jurisdiction

This Agreement shall be governed by and interpreted in accordance with, and the parties hereto shall attorn to, the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder.

8.Miscellaneous Provisions

(a)	The Lease as amended by the terms of this Agreement, is hereby ratified and confirmed and remains in full force and effect in accordance with its terms.

(b)

This Agreement and the Lease shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns, subject to the express restrictions contained in the Lease.

(c)

Landlord and Tenant shall, at all times hereafter, upon the reasonable request of the other, make or procure to be made, done or executed all such further assurances and to do all such things as may be necessary to give full force and effect to the full intent of this Agreement.

(d)	Capitalized expressions used herein, unless separately defined herein, have the same meaning as defined in the Lease.

EXECUTED by each of the parties hereto under seal on the date first above mentioned.

M&R COMMERCIAL PROPERTIES INC.

Per:

Name

          Title:

Per:           c/s

Name

          Title:

I/We have authority to bind the Corporation.

PRIORITY FULFILLMENT SERVICES OF CANADA, INC.

Per:

Name

          Title:

Per:           c/s

Name

          Title:

I/We have authority to bind the Corporation.